Foundation Building Materials, Inc. Announces Second Quarter 2019 Results

2019 Second Quarter Highlights

•	Net sales of $559.9 million, an increase of 7.2% compared to the prior year period

•	Base business net sales of $499.0 million, an increase of 3.4% compared to the prior year period; average daily base business net sales increased 3.4%

•
Net income from continuing operations of $14.7 million for the three months ended June 30, 2019, an increase of $13.2 million, compared to net income from continuing operations of $1.5 million in the prior year period

•	Adjusted net income(1) of $15.8 million for the three months ended June 30, 2019, an increase of $12.4 million, compared to an adjusted net income of $3.4 million in the prior year period

•
Earnings per share from continuing operations of $0.34 compared to earnings per share of $0.03 in the prior year period; adjusted earnings per share(1) of $0.37 compared to adjusted earnings per share of $0.08 in the prior year period

•	Adjusted EBITDA(1) of $50.3 million, an increase of 29.8% compared to the prior year period; adjusted EBITDA margin(1) of 9.0% compared to 7.4% in the prior year period

Tustin, CA, August 5, 2019 Foundation Building Materials, Inc. (NYSE: FBM), one of the largest specialty building product distributors of wallboard, suspended ceiling systems and metal framing in North America, today reported second quarter 2019 financial results and updated its 2019 guidance.
"Our strong underlying profitability highlighted our second quarter results," said Ruben Mendoza, President and CEO. "Despite adverse weather affecting our net sales, we continue to see solid demand in our core non-residential construction markets, and we are on track to exceed our financial objectives for the year."

2019 Second Quarter Results

Net sales for the three months ended June 30, 2019, were $559.9 million compared to $522.2 million for the three months ended June 30, 2018, representing an increase of $37.7 million, or 7.2%. Average daily base business net sales grew 3.4% driven by strong commercial activity and product expansion into new geographic markets.

Gross profit for the three months ended June 30, 2019, was $171.5 million compared to $146.3 million for the three months ended June 30, 2018, representing an increase of $25.2 million, or 17.3%. The increase in gross profit was primarily due to an expansion of our gross margin and an increase in sales from acquisitions and base business growth. Gross margin for the three months ended June 30, 2019, was 30.6% compared to 28.0% for the three months ended June 30, 2018. The increase in gross margin was primarily due to improved profitability across our product lines driven by our ongoing pricing and purchasing initiatives.

Selling, general and administrative ("SG&A") expenses for the three months ended June 30, 2019, were $122.7 million compared to $110.2 million for the three months ended June 30, 2018, representing an increase of $12.6 million. As a percentage of net sales, SG&A expenses were 21.9% for the three months ended June 30, 2019, compared to 21.1% for the three months ended June 30, 2018. The increase in SG&A expenses as a percentage of net sales was primarily due to our continued investment in various company-wide initiatives and higher operating costs as a result of adverse weather conditions.
Net income from continuing operations for the three months ended June 30, 2019, was $14.7 million, or $0.34 per share, compared to net income from continuing operations of $1.5 million, or $0.03 per share for the three months ended June 30, 2018. Adjusted net income(1) for the three months ended June 30, 2019, was $15.8 million, or $0.37 per share, an increase of $12.4 million compared to adjusted net income(1) of $3.4 million, or $0.08 per share, for the three months ended June 30, 2018.

Adjusted EBITDA(1) was $50.3 million and adjusted EBITDA margin(1) was 9.0% for the three months ended June 30, 2019, compared to adjusted EBITDA(1) of $38.8 million and adjusted EBITDA margin(1) of 7.4% for the three months ended June 30, 2018.

2019 Year-To-Date Results

Net sales for the six months ended June 30, 2019, were $1,074.8 million compared to $985.9 million for the six months ended June 30, 2018, representing an increase of $88.9 million, or 9.0%. Average daily net sales increased 9.9% over the prior year period. Average daily base business net sales grew 5.8%, driven by strong commercial activity and product expansion into new geographic markets.

Gross profit for the six months ended June 30, 2019, was $324.5 million compared to $280.7 million for the six months ended June 30, 2018, representing an increase of $43.8 million, or 15.6%. The increase in gross profit was driven by higher sales volume and contributions from acquisitions and base business growth. Gross margin for the six months ended June 30, 2019, was 30.2% compared to 28.5% for the six months ended June 30, 2018. The increase in gross margin was primarily due to improved profitability across our product lines driven by ongoing pricing and purchasing initiatives and continued stabilization of the Company's product costs.

SG&A expenses for the six months ended June 30, 2019, were $240.0 million compared to $214.8 million for the six months ended June 30, 2018, representing an increase of $25.2 million. As a percentage of net sales, SG&A expenses were 22.3% for the six months ended June 30, 2019, compared to 21.8% for the six months ended June 30, 2018. The increase in SG&A expenses as a percentage of net sales was primarily due to our continued investment in various company-wide initiatives and higher operating costs as a result of adverse weather conditions.

Net income from continuing operations for the six months ended June 30, 2019, was $19.5 million, or $0.45 per share, compared to a net loss from continuing operations of $0.8 million, or $0.02 per share, for the six months ended June 30, 2018. Adjusted net income(1) for the six months ended June 30, 2019, was $21.9 million, or $0.51 per share, an increase of $19.5 million compared to an adjusted net income(1) of $2.3 million, or $0.05 per share, for the six months ended June 30, 2018.

Adjusted EBITDA(1) was $87.8 million and adjusted EBITDA margin(1) was 8.2% for the six months ended June 30, 2019, compared to adjusted EBITDA(1) of $70.2 million and adjusted EBITDA margin(1) of 7.1% for the six months ended June 30, 2018.

Acquisitions

On May 1, 2019, the Company acquired all of the shares of Select Acoustic Supply Inc. ("Select"). Select was an independent distributor of drywall, steel framing, insulation, basement blanket and spray foam. Select operated one branch in the Greater Toronto Area in Ontario, Canada. For 2019, Select is expected to contribute between $10.0 million -- $12.0 million to net sales. From January 1 through June 30, 2019, the Company completed two acquisitions totaling four branches with combined annualized net sales between $28.0 million and $34.0 million. The Company expects to continue to supplement organic growth with strategic acquisitions.

2019 Guidance

	Previously Provided 2019 Guidance(a)	Updated 2019 Guidance(a)

Net sales (in billions)	$2.10 to $2.25	$2.10 to $2.25
Gross margin	29.1% to 29.3%	29.7% to 30.2%
Adjusted EBITDA(b) (in millions)	$160.0 to $180.0	$165.0 to $185.0
Adjusted EBITDA margin(b)	7.6% to 8.0%	7.8% to 8.2%
Adjusted EPS(b)	$0.70 to $0.90	$0.80 to $1.00
Net debt leverage(b)(c)	3.2x to 3.5x	2.9x to 3.2x
(a) Guidance for 2019 includes anticipated contributions from acquisitions and planned greenfield branches.
(b)Adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and net debt leverage are non-GAAP financial measures. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.
(c)For a calculation of net debt leverage as of June 30, 2019, see Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the three months ended June 30, 2019.

Second Quarter Earnings Release and Conference Call

In conjunction with this release, Foundation Building Materials, Inc. will host a conference call tomorrow, Tuesday, August 6, 2019, at 8:30 AM Eastern Time. Ruben Mendoza, President and Chief Executive Officer, John Gorey, Chief Financial Officer, Pete Welly, Chief Operating Officer, Kirby Thompson, Senior Vice President of Sales and Marketing and John Moten, Vice President Investor Relations will host the call.
The call can be accessed in three ways:

•	At the FBM website: www.fbmsales.com under the "Event Calendar" in the "Investors" section of the Company’s website;

•
By telephone: For both listen-only participants and those who wish to take part in the question and answer portion of the call, the dial-in telephone number in the U.S. is (877) 407-9039. For participation outside the U.S., the dial-in number is (201) 689-8470; and

•
Audio Replay: A replay of the call will be available beginning at 12:00 PM Eastern Time on Tuesday, August 6, 2019, and ending 11:59 PM Eastern Time on Tuesday, August 13, 2019. The dial-in number for U.S.-based participants is (844) 512-2921. Participants outside the U.S. should use the replay dial-in number of (412) 317-6671. All callers will be required to provide the Conference ID of 13692295.

About Foundation Building Materials

Foundation Building Materials is a specialty building products distributor of wallboard, suspended ceiling systems, and metal framing throughout North America. Based in Tustin, California, the Company employs more than 3,400 people and operates more than 175 branches across the U.S. and Canada.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company's projected financial performance and operating results, including projected net sales, gross margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and net debt leverage, as well as statements regarding the Company's progress towards achieving its strategic objectives, including the successful integration and performance of acquisitions and performance of greenfield branches and the Company's acquisition strategy. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:
John Moten, IRC
Foundation Building Materials, Inc.
657-900-3200
Investors@fbmsales.com

Media Relations:
Joele Frank, Wilkinson Brimmer Katcher
Jed Repko or Ed Trissel
212-355-4449

(1) Adjusted EBITDA, adjusted net income and adjusted EPS are non-GAAP financial measures. See the supplementary schedules at the end of this press release for discussion of how we define and calculate these measures, why we believe they are important and a reconciliation thereof to the most directly comparable GAAP measures. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.
- Financial Tables Follow -

FOUNDATION BUILDING MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$559,911	$522,219	$1,074,783	$985,880
Cost of goods sold	388,374	375,952	750,286	705,176
Gross profit	171,537	146,267	324,497	280,704
Operating expenses:
Selling, general and administrative expenses	122,735	110,153	239,965	214,810
Depreciation and amortization	20,351	18,751	40,693	37,148
Total operating expenses	143,086	128,904	280,658	251,958
Income from operations	28,451	17,363	43,839	28,746
Interest expense	(8,341)	(15,333)	(16,897)	(30,452)
Other income, net	44	61	85	135
Income (loss) before income taxes	20,154	2,091	27,027	(1,571)
Income tax expense (benefit)	5,433	618	7,478	(780)
Income (loss) from continuing operations	14,721	1,473	19,549	(791)
Income from discontinued operations, net of tax	—	3,927	—	5,138
Loss on sale of discontinued operations, net of tax	(44)	—	(1,390)	—
Net income	$14,677	$5,400	$18,159	$4,347

Earnings (loss) per share data:
Earnings (loss) from continuing operations per share - basic	$0.34	$0.03	$0.45	$(0.02)
Earnings (loss) from continuing operations per share - diluted	$0.34	$0.03	$0.45	$(0.02)

Earnings (loss) from discontinued operations per share - basic	$—	$0.10	$(0.03)	$0.12
Earnings (loss) from discontinued operations per share - diluted	$—	$0.10	$(0.03)	$0.12

Earnings per share - basic	$0.34	$0.13	$0.42	$0.10
Earnings per share - diluted	$0.34	$0.13	$0.42	$0.10

Weighted average shares outstanding:
Basic	42,987,915	42,893,498	42,960,124	42,886,867
Diluted	43,245,353	42,910,017	43,064,496	42,903,788

FOUNDATION BUILDING MATERIALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share data)

	June 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$6,454	$15,299
Accounts receivable—net of allowance for doubtful accounts of $3,631 and $3,239, respectively	325,579	276,043
Other receivables	46,415	57,472
Inventories	170,398	165,989
Prepaid expenses and other current assets	12,281	9,053
Total current assets	561,127	523,856
Property and equipment, net	148,054	151,641
Right-of-use assets, net	114,653	—
Intangible assets, net	129,565	145,876
Goodwill	490,607	484,941
Other assets	5,760	10,393
Total assets	$1,449,766	$1,316,707
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$165,314	$137,773
Accrued payroll and employee benefits	25,867	28,830
Accrued taxes	9,508	11,867
Tax receivable agreement	27,676	16,667
Current portion of term loan, net	4,500	4,500
Current portion of lease liabilities	28,407	—
Other current liabilities	22,227	19,979
Total current liabilities	283,499	219,616
Asset-based revolving credit facility	136,462	146,000
Long-term portion of term loan, net	436,316	437,999
Tax receivable agreement	90,272	117,948
Deferred income taxes, net	18,701	20,678
Long-term portion of lease liabilities	93,627	—
Other liabilities	8,231	8,117
Total liabilities	1,067,108	950,358
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, authorized 10,000,000 shares; 0 shares issued	—	—
Common stock, $0.001 par value, authorized 190,000,000 shares; 42,988,110 and 42,907,326 shares issued, respectively	13	13
Additional paid-in capital	334,131	332,330
Retained earnings	52,174	34,187
Accumulated other comprehensive loss	(3,660)	(181)
Total stockholders' equity	382,658	366,349
Total liabilities and stockholders' equity	$1,449,766	$1,316,707

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$18,159	$4,347
Less: loss on sale of discontinued operations	(1,390)	—
Less: net income from discontinued operations	—	5,138
Net income (loss) from continuing operations	19,549	(791)
Adjustments to reconcile net income (loss) to net cash provided by operating activities from continuing operations:
Depreciation	17,558	15,627
Amortization of intangible assets	23,135	21,521
Amortization of debt issuance costs and debt discount	992	5,338
Inventory fair value purchase accounting adjustment	234	407
Provision for doubtful accounts	1,525	1,278
Stock-based compensation	1,939	878
Unrealized gain on derivative instruments, net	—	(134)
(Gain) loss on disposal of property and equipment	(67)	275
Right-of-use assets non-cash expense	13,601	—
Deferred income taxes	271	(421)
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(43,441)	(53,444)
Other receivables	13,581	10,052
Inventories	(1,291)	(22,209)
Prepaid expenses and other current assets	(3,123)	(1,019)
Other assets	(121)	977
Accounts payable	23,429	15,061
Accrued payroll and employee benefits	(3,057)	5,136
Accrued taxes	(2,291)	3,216
Other liabilities	(9,219)	(1,049)
Net cash provided by operating activities from continuing operations	53,204	699
Cash flows from investing activities from continuing operations:
Purchases of property and equipment	(15,052)	(19,762)
Proceeds from termination of net investment hedge	3,313	—
Proceeds from net working capital adjustments related to acquisitions	470	296
Proceeds from the disposal of fixed assets	2,376	577
Acquisitions, net of cash acquired	(21,923)	(21,220)
Net cash used in investing activities from continuing operations	(30,816)	(40,109)
Cash flows from financing activities from continuing operations:
Proceeds from asset-based revolving credit facility	281,620	266,198
Repayments of asset-based revolving credit facility	(291,371)	(219,350)
Principal payments for term loan	(2,250)	—
Payment related to tax receivable agreement	(16,667)	—
Tax withholding payment related to net settlement of equity awards	(138)	(45)
Principal repayment of finance lease obligations	(1,319)	(1,358)

Net cash (used in) provided by financing activities from continuing operations	(30,125)	45,445
Net cash used in operating activities from discontinued operations	—	(10,038)
Net cash used in investing activities from discontinued operations	(1,390)	(701)
Net cash used in financing activities of discontinued operations	—	(131)
Net cash used in discontinued operations	(1,390)	(10,870)
Effect of exchange rate changes on cash	282	(183)
Net decrease in cash	(8,845)	(5,018)
Cash and cash equivalents at beginning of period	15,299	12,101
Cash and cash equivalents at end of period	$6,454	$7,083

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$5,091	$1,423
Cash paid for interest	$16,477	$25,201
Supplemental disclosures of non-cash investing and financing activities:
Change in fair value of derivatives, net of tax	$6,012	$2,259
Goodwill adjustment for purchase price allocation	$57	$138

FOUNDATION BUILDING MATERIALS, INC.
NET SALES BY MAJOR PRODUCT LINE, GROSS PROFIT AND GROSS MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018 (UNAUDITED)
(in thousands)

	Three Months Ended June 30,				Change
	2019		2018		$	%
Wallboard	$214,059	38.2%	$198,598	38.0%	$15,461	7.8%
Suspended ceiling systems	106,176	19.0%	97,755	18.7%	8,421	8.6%
Metal framing	102,425	18.3%	91,476	17.5%	10,949	12.0%
Complementary and other products	137,251	24.5%	134,390	25.8%	2,861	2.1%
Total net sales	$559,911	100.0%	$522,219	100.0%	$37,692	7.2%
Total gross profit	$171,537		$146,267		$25,270	17.3%
Total gross margin	30.6%		28.0%		2.6%

	Six Months Ended June 30,				Change
	2019		2018		$	%
Wallboard	$416,973	38.8%	$379,252	38.5%	$37,721	9.9%
Suspended ceiling systems	195,172	18.2%	183,933	18.7%	11,239	6.1%
Metal framing	201,676	18.8%	165,443	16.8%	36,233	21.9%
Complementary and other products	260,962	24.2%	257,252	26.0%	3,710	1.4%
Total net sales	$1,074,783	100.0%	$985,880	100.0%	$88,903	9.0%
Total gross profit	$324,497		$280,704		$43,793	15.6%
Total gross margin	30.2%		28.5%		1.7%

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018 (UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Change
	2019	2018	$	%
Base business (1)	$499,006	$482,655	$16,351	3.4%
Acquired and combined (2)	60,905	39,564	21,341	53.9%
Net sales	$559,911	$522,219	$37,692	7.2%
(1) Represents net sales from branches that were owned by us since January 1, 2018 and branches that were opened by us during such period.
(2) Represents branches acquired and combined after January 1, 2018, primarily as a result of our strategic combination of branches.

	Six Months Ended June 30,		Change
	2019	2018	$	%
Base business (1)	$959,907	$914,019	$45,888	5.0%
Acquired and combined (2)	114,876	71,861	43,015	59.9%
Net sales	$1,074,783	$985,880	$88,903	9.0%
(1) Represents net sales from branches that were owned by us since January 1, 2018 and branches that were opened by us during such period.
(2) Represents branches acquired and combined after January 1, 2018, primarily as a result of our strategic combination of branches.

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES BY MAJOR PRODUCT LINE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018 (UNAUDITED)
(in thousands)

	Three Months Ended June 30, 2018	Base Business Net Sales Change	Acquired and Combined Net Sales Change	Three Months Ended June 30, 2019	Total Net Sales % Change	Base Business Net Sales % Change(1)	Acquired and Combined Net Sales % Change(2)
Wallboard	$198,598	$3,593	$11,868	$214,059	7.8%	1.9%	134.5%
Suspended ceiling systems	97,755	2,637	5,784	106,176	8.6%	3.1%	47.8%
Metal framing	91,476	4,683	6,266	102,425	12.0%	5.3%	212.5%
Complementary and other products	134,390	5,438	(2,577)	137,251	2.1%	4.6%	(16.4)%
Net sales	$522,219	$16,351	$21,341	$559,911	7.2%	3.4%	53.9%
Average daily net sales(3)	$8,160	$256	$333	$8,749	7.2%	3.4%	53.9%
(1) Represents base business net sales change as a percentage of base business net sales for the three months ended June 30, 2018.
(2) Represents acquired and combined net sales change as a percentage of acquired and combined net sales for the three months ended June 30, 2018.
(3) The number of business days for the three months ended June 30, 2019 and 2018 were 64 and 64, respectively.

	Six Months Ended June 30, 2018	Base Business Net Sales Change	Acquired and Combined Net Sales Change	Six Months Ended June 30, 2019	Total Net Sales % Change	Base Business Net Sales % Change(1)	Acquired and Combined Net Sales % Change(2)
Wallboard	$379,252	$13,129	$24,592	$416,973	9.9%	3.6%	156.1%
Suspended ceiling systems	183,933	2,459	8,780	195,172	6.1%	1.5%	39.6%
Metal framing	165,443	22,622	13,611	201,676	21.9%	14.1%	285.5%
Complementary and other products	257,252	7,678	(3,968)	260,962	1.4%	3.4%	(13.6)%
Net sales	$985,880	$45,888	$43,015	$1,074,783	9.0%	5.0%	59.9%
Average daily net sales(3)	$7,702	$418	$343	$8,463	9.9%	5.8%	61.1%
(1) Represents base business net sales change as a percentage of base business net sales for the six months ended June 30, 2018.
(2) Represents acquired and combined net sales change as a percentage of acquired and combined net sales for the six months ended June 30, 2018.
(3) The number of business days for the six months ended June 30, 2019 and 2018 were 127 and 128, respectively.

Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to presenting financial results prepared in accordance with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, net debt leverage and adjusted earnings per share, which are provided as supplemental measures of financial performance. These measures are not required by, or presented in accordance with, GAAP. The Company calculates adjusted EBITDA as net income (loss) from continuing operations before interest expense, net, income tax expense (benefit), depreciation and amortization, unrealized gain on derivative financial instruments, IPO and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as non-cash purchase accounting effects, (gain) loss on the disposal of property and equipment and transaction costs. The Company calculates adjusted EBITDA margin as adjusted EBITDA divided by net sales. The Company calculates adjusted net income as net income (loss) from continuing operations before unrealized gain on derivative financial instruments, IPO and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as non-cash purchase accounting effects, (gain) loss on the disposal of property and equipment and transaction costs. The Company calculates adjusted earnings per share as adjusted net income on a per weighted average share outstanding basis. For a calculation of net debt leverage, see Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the three months ended June 30, 2019.

These non-GAAP financial measures are presented because they are important metrics used by management as a means by which it assesses financial performance. These measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with the most directly comparable GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company’s financial condition and results of operations.

These non-GAAP financial measures have certain limitations, which are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. These measures should not be considered as alternatives to measures of financial performance prepared in accordance with GAAP. In addition, these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. Furthermore, these measures are not intended to be considered liquidity measures. Other companies, including other companies in the Company’s industry, may not use these measures or may calculate one or more of these measures differently than the Company does, limiting their usefulness as comparative measures.
The following is a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income (loss) from continuing operations (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
(dollars in thousands)
Net income (loss) from continuing operations	$14,721	$1,473	$19,549	$(791)
Interest expense, net	8,402	15,315	16,987	30,413
Income tax expense (benefit)	5,433	618	7,478	(780)
Depreciation and amortization	20,351	18,751	40,693	37,148
Unrealized gain on derivative financial instruments	—	(60)	—	(134)
IPO and public company readiness expenses	—	—	—	89
Stock-based compensation	1,110	636	1,939	878
Non-cash purchase accounting effects(a)	—	—	—	407
(Gain) loss on disposal of property and equipment	(258)	263	(67)	275
Transaction costs(b)	582	1,786	1,227	2,703
Adjusted EBITDA	$50,341	$38,782	$87,806	$70,208
Adjusted EBITDA margin(c)	9.0%	7.4%	8.2%	7.1%

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized as a result of acquisitions.

(b)	Represents costs related to our transactions, including fees to financial advisors, accountants, attorneys, other professionals as well as certain internal corporate development costs.

(c)	Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

The following is a reconciliation of adjusted net income to the most directly comparable GAAP measure, net income (loss) from continuing operations (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
(in thousands, except share and per share data)
Net income (loss) from continuing operations	$14,721	$1,473	$19,549	$(791)
Unrealized gain on derivative financial instruments	—	(60)	—	(134)
IPO and public company readiness expenses	—	—	—	89
Stock-based compensation	1,110	636	1,939	878
Non-cash purchase accounting effects(a)	—	—	—	407
(Gain) loss on disposal of property and equipment	(258)	263	(67)	275
Transaction costs(b)	582	1,786	1,227	2,703
Tax effects(c)	(366)	(671)	(792)	(1,078)
Adjusted net income	$15,789	$3,427	$21,856	$2,349

Earnings (loss) per share data as reported:
Basic	$0.34	$0.03	$0.45	$(0.02)
Diluted	$0.34	$0.03	$0.45	$(0.02)
Earnings (loss) per share data as adjusted:
Basic	$0.37	$0.08	$0.51	$0.05
Diluted	$0.37	$0.08	$0.51	$0.05

Weighted average shares outstanding:
Basic	42,987,915	42,893,498	42,960,124	42,886,867
Diluted	43,245,353	42,910,017	43,064,496	42,903,788

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized as a result of acquisitions.

(b)	Represents costs related to our transactions, including fees paid to financial advisors, accountants, attorneys and other professionals, as well as certain internal corporate development costs.

(c)	Represents the impact of corporate income taxes.